UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2012

FOREST OIL CORPORATION (Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 8, 2012, Forest Oil Corporation (“Forest”) held its 2012 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders of Forest voted on the following proposals:
Proposal No. 1 - Election of three Class III directors;

Proposal No. 2 - Advisory vote on executive compensation;

Proposal No. 3 - Re-approval of performance measures under the Forest 2007 Stock Incentive Plan; and

Proposal No. 4 - Ratification of the appointment of Ernst & Young LLP as Forest's independent registered public accounting firm for the year ending December 31, 2012.

On the record date for the Annual Meeting, there were 117,655,065 shares issued, outstanding and entitled to vote. Shareholders holding 105,068,336 shares were present at the meeting, in person or represented by proxy. The results of the voting at the Annual Meeting were as follows:

PROPOSAL NO. 1 - ELECTION OF THREE CLASS III DIRECTORS

Director	Votes For	Votes Withheld	Broker Non-Votes

Dod A Fraser	85,936,812	12,553,837	6,577,687

James D. Lightner	89,474,693	9,015,956	6,577,687

Patrick R. McDonald	68,112,853	30,377,796	6,577,687

PROPOSAL NO 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Votes For	Votes Against	Abstentions	Broker Non-Votes

49,267,173	48,936,670	286,806	6,577,687

PROPOSAL NO. 4 - RE-APPROVAL OF PERFORMANCE MEASURES UNDER THE FOREST 2007 STOCK INCENTIVE PLAN

Votes For	Votes Against	Abstentions	Broker Non-Votes

94,479,987	3,746,679	263,983	6,577,687

PROPOSAL NO. 4 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS FOREST'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2012

Votes For	Votes Against	Abstentions	Broker Non-Votes

103,576,797	1,478,547	12,992	0

Each of the directors under Proposal No. 1 was elected by a majority of the votes cast. Each of the other proposals also was approved by a majority of the votes cast. Abstentions and broker non-votes were counted for purposes of determining if a quorum was present, but were not treated as votes cast for purposes of calculating the vote on each of the proposals.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)

May 11, 2012	By:	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV Senior Vice President, General Counsel and Secretary